Media Inquiries: Investor Inquiries: Debbie Lewandowski Peter Schuman 630-245-2720 669-242-8098 deblewan@avaya.com pschuman@avaya.com Avaya Reports Second Quarter Fiscal 2018 Financial Results Second Quarter Fiscal 2018(1):  Revenue of $672 million, non-GAAP(2) revenue of $757 million  Adjusted EBITDA of $187 million(2) or 24.7% of non-GAAP revenue  Completed acquisition of Spoken Communications Santa Clara, Calif., — May 10, 2018 – Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the second quarter and first six months of fiscal 2018 ended March 31, 2018. Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018, and adoption of fresh start accounting effective on December 15, 2017, the results for the first quarter and first six-months of fiscal 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (inclusive of results prior to October 1, 2017, the “Predecessor” period) and the successor period from December 16, 2017 through December 31, 2017 or March 31, 2018, as applicable (each, a “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results.(1) “We are excited about our results for our first full quarter as a public company. They underscore the momentum generated by our increased investments in the business even during what is historically a weak seasonal quarter and represent a significant step forward in our progress against strategic goals for growth,” said Jim Chirico, President and CEO, Avaya. “We continue to deliver results by making significant progress in customer-driven innovations and advancing our technology plays, including our acquisition of Spoken Communications that has accelerated our multitenant cloud capabilities, our strategic alliance with Afiniti that uses behavioral pairing to match customers with contact center agents and our Avaya Mobile Experience announcement that changes the game by reducing contact center costs and offering omnichannel communications for mobile customers.”

Revenue for the second quarter of fiscal 2018 was $672 million, including $1 million related to Avaya’s former Networking business, which was sold on July 14, 2017. Revenue for the combined period from October 1, 2017 through December 31, 2017 (the “Combined First Quarter Fiscal 2018” (1)), was $752 million, including $3 million related to the Networking business. Revenue for the second quarter of fiscal 2017 ending March 31, 2017 was $804 million, including $51 million related to the Networking business. Non-GAAP revenue adjusted to further exclude the revenue of the Networking business was $756 million for the second quarter of fiscal 2018, $16 million lower than the prior quarter (on a combined basis), representing a decline of approximately 2%, primarily as a result of seasonality and $2 million higher than the second quarter of fiscal 2017. Gross margin for the second quarter of fiscal 2018 was 48.1%. Non-GAAP gross margin was 62.4%, a record percentage for a second quarter result, compared to 61.8% for the Combined First Quarter Fiscal 2018 and 60.9% for the second quarter of fiscal 2017. Operating loss for the second quarter of fiscal 2018 was $89 million, compared to operating income of $38 million in Combined First Quarter Fiscal 2018, and operating income of $75 million for the second quarter of fiscal 2017. Non-GAAP operating income for the second quarter of fiscal 2018 was $157 million, representing a second quarter record 20.7% percentage of non-GAAP revenue, compared to $172 million for the prior quarter (on a combined basis) and $159 million for the second quarter of fiscal 2017. Net loss for the second quarter of fiscal 2018 was $130 million, compared to net income of $3,214 million for the Combined First Quarter Fiscal 2018, and a net loss of $8 million for the second quarter of fiscal 2017. For the second quarter of fiscal 2018, adjusted EBITDA was $187 million or 24.7% of non-GAAP revenue, compared to adjusted EBITDA of $206 million, or 26.6% of non-GAAP revenue, for the Combined First Quarter Fiscal 2018 and $199 million, or 24.8% of revenue, for the second quarter of fiscal 2017. Cash provided by operating activities for the second quarter of fiscal 2018 was $54 million, compared to cash used for operating activities of $374 million during the Combined First Quarter Fiscal 2018, and cash provided by operating activities of $97 million during the second quarter of fiscal 2017. Cash and cash equivalents totaled $311 million as of March 31, 2018, compared to $417 million at December 31, 2017 and $764 million at the end of the second quarter of fiscal 2017. The sequential change in cash and cash equivalents is primarily due to payments for the acquisition of Spoken Communications, term loan payments to lenders and pension payments. 1 The results for the period from October 1, 2017 through December 31, 2017, or March 31, 2018, as applicable, represent the sum of the reported amounts for the Predecessor period from October 1, 2017 through December 15, 2017 and the Successor period from December 16, 2017 through December 31, 2017 or March 31, 2018, as applicable (each, a “Successor” period). Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results. 2 Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating income and Adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP. Second Quarter Fiscal 2018 Highlights  Added over 1,200 new logos worldwide.  Midmarket/SMB cloud revenue seats grew 53% quarter-over-quarter.  Continued strength in our business model as a software & services company: o Software and services accounted for a record 83% of non-GAAP revenue, up year- over-year from 79%; o Recurring revenue represented a record 58% of non-GAAP revenue, up year-over- year from 56%; and o 108 deals over $1 million of Total Contract Value (TCV), up 44% year-over-year.  Closed the acquisition of Spoken Communications, a leading innovator in Contact Center as a Service (CCaaS) solutions. The Spoken platform provides a secure and scalable, multitenant cloud platform for customers of all sizes, and its intellectual property will accelerate our move into Machine Learning and AI.  Alorica, one of the world’s largest BPOs, will transition all of its global contact center operations to the Avaya cloud. A complete Avaya contact center cloud solution (CCaaS) will support 100,000 agents, hundreds of client companies, and millions of their end customers around the world.  Launched Cloud Master Agent program focused on accelerating sales of Avaya Cloud to small and midmarket businesses. Jenne and leading cloud distributor Intelisys have signed as Master Agents, and we already have early customer sales.  Unveiled Avaya Mobile Experience. This category-breaking technology detects 800 calls from mobile numbers, and then accesses contextual information about the caller for a more personalized customer service experience. Organizations can reply to a phone call with a text, for example, which can reduce costs while enhancing the customer experience.  Signed a strategic alliance including joint development to incorporate Afiniti International Holding’s AI and analytics into the industry-leading Avaya contact center platform. Afiniti Behavioral Pairing efficiently matches customers with the most appropriate agent based on predicted interpersonal behavior, for a better customer experience.  Eletropaulo, the largest electricity distribution company in Latin America, has signed a five- year contract as part of the company’s digital transformation plan, migrating its customer service platform to cloud-based Avaya Oceana as a service in more than 800 locations.

 Avaya Customer Happiness Index on Blockchain named a gold medal winner in the internationally-renowned Edison Awards™ for 2018.  Avaya has received CRN’s prestigious 2018 5-Star Partner Program rating for ninth consecutive year. Third Quarter Fiscal 2018 Outlook  Revenue of $690-$705 million, non-GAAP revenue of $750-$770 million  GAAP operating loss of 8-8.5% of revenue, non-GAAP operating profit of 20-21% of non- GAAP revenue  GAAP operating loss of $55-60 million, non-GAAP operating income $150-$160 million  Cash taxes of approximately $9 million  GAAP net loss $0.89-$0.97 per diluted share  Adjusted EBITDA of $170-$190 million or adjusted EBITDA margin of approximately 23- 25% of non-GAAP revenue, includes impact of Spoken acquisition  Approximately 111 million shares outstanding Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after May 10, 2018. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. Conference Call and Webcast Avaya will host a webcast and conference call to discuss its financial results and Q&A at 8:30 AM ET/5:30 AM PT on May 10, 2018. On the call will be Jim Chirico, President and CEO, and Pat O’Malley, Senior Vice President and CFO. The call will be moderated by Peter Schuman, Senior Director of Investor Relations. To join the financial results live webcast and view supplementary materials including earnings presentation and CFO commentary, listeners should access the investor page of Avaya’s website https://investors.avaya.com. Following the live webcast, a replay will be available at the same web address in the event archives for a period of one year. To access the financial results live by phone, dial +1-866-393-4306 in the U.S. or Canada and +1- 734-385-2616 for international callers. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are able to connect.

A replay of the financial results live conference call will be available for 2 business days soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 4728797. Links to this financial results press release and accompanying slides are available on the investor page of Avaya’s website https://investors.avaya.com. About Avaya Avaya is a global leader in digital communications software, services and devices for businesses of all sizes. Our open, intelligent and customizable solutions for contact centers and unified communications offer the flexibility of Cloud, on-premises and hybrid deployments. Avaya shapes intelligent connections and creates seamless communication experiences for our customers, and their customers. Our professional planning, support and management services teams help optimize solutions, for highly reliable and efficient deployments. Avaya Holdings Corp. is traded on the NYSE under the ticker AVYA. For more information, please visit www.avaya.com. Cautionary Note Regarding Forward-Looking Statements This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the third quarter of fiscal 2018. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in Amendment No. 3 to the company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Consolidated Statements of Operations
(Unaudited; in millions)

	Successor	Predecessor	Successor	Predecessor	
	Three months ended March 31, 2018	Three months ended March 31, 2017	Period from December 16, 2017 through March 31, 2018	Period from October 1, 2017 through December 15, 2017	Six months ended March 31, 2017
REVENUE					
Products	$ 293	$ 348	$ 364	$ 253	$ 749
Services	379	456	456	351	930
	672	804	820	604	1,679
COSTS					
Products:					
Costs	110	125	143	84	270
Amortization of technology intangible assets	41	6	48	3	11
Services	198	189	228	155	379
	349	320	419	242	660
GROSS PROFIT	323	484	401	362	1,019
OPERATING EXPENSES					
Selling, general and administrative	282	292	332	264	628
Research and development	50	57	59	38	119
Amortization of intangible assets	40	56	47	10	113
Restructuring charges, net	40	4	50	14	14
	412	409	488	326	874
OPERATING (LOSS) INCOME	(89)	75	(87)	36	145
Interest expense	(47)	(38)	(56)	(14)	(212)
Other expense, net	(3)	(22)	(5)	(2)	(18)
Reorganization costs, net	-	(42)	-	3,416	(42)
(LOSS) INCOME BEFORE INCOME TAXES	(139)	(27)	(148)	3,436	(127)
Benefit from (provision for) income taxes	9	19	255	(459)	16
NET (LOSS) INCOME	$ (130)	$ (8)	$ 107	$ 2,977	$ (111)
Net (loss) income per share:					
Basic	$ (1.18)	$ (0.03)	$ 0.97	$ 5.19	$ (0.25)
Diluted	$ (1.18)	$ (0.03)	$ 0.96	$ 5.19	$ (0.25)
Weighted average shares outstanding:					
Basic	109.8	497.1	109.8	497.3	497.0
Diluted	109.8	497.1	110.8	497.3	497.0

Avaya Holdings Corp. Consolidated Balance Sheets (Unaudited; in millions, except share amounts) Successor Predecessor March 31, September 30, 2018 2017 ASSETS Current assets: Cash and cash equivalents $ 311 $ 876 Accounts receivable, net 366 536 Inventory 106 96 Other current assets 269 269 TOTAL CURRENT ASSETS 1,052 1,777 Property, plant and equipment, net 281 200 Deferred income taxes, net 31 - Intangible assets, net 3,404 311 Goodwill 2,780 3,542 Other assets 58 68 TOTAL ASSETS $ 7,606 $ 5,898 LIABILITIES Current liabilities: Debt maturing within one year $ - $ 725 Long-term debt, current portion 29 - Accounts payable 331 282 Payroll and benefit obligations 139 127 Deferred revenue 412 614 Business restructuring reserve, current portion 43 35 Other current liabilities 127 90 TOTAL CURRENT LIABILITIES 1,081 1,873 Long-term debt 2,860 - Pension obligations 780 513 Other postretirement obligations 216 - Deferred income taxes, net 465 32 Business restructuring reserve, non-current portion 54 34 Other liabilities 394 170 TOTAL NON-CURRENT LIABILITIES 4,769 749 LIABILITIES SUBJECT TO COMPROMISE - 7,705 TOTAL LIABILITIES 5,850 10,327 Commitments and contingencies Predecessor equity awards on redeemable shares - 7 Predecessor preferred stock, $0.001 par value, 250,000 shares authorized at September 30, 2017 Convertible Series B preferred stock; 48,922 shares issued and outstanding at September 30, 2017 - 393 Series A preferred stock; 125,000 shares issued and outstanding at September 30, 2017 - 184 Successor preferred stock, $0.01 par value; 55,000,000 authorized, no shares issued or outstanding at March 31, 2018 - - STOCKHOLDERS' EQUITY (DEFICIT) Predecessor common stock, $0.01 par value; 750,000,000 shares authorized, 494,768,243 issued and outstanding at September 30, 2017 - - Successor common stock, $0.01 par value; 550,000,000 shares authorized, 110,000,000 issued and 109,794,137 outstanding at March 31, 2018 1 - Additional paid-in capital 1,673 2,389 Retained earnings (Accumulated deficit) 107 (5,954) Accumulated other comprehensive loss (25) (1,448) TOTAL STOCKHOLDERS' EQUITY (DEFICIT) 1,756 (5,013) TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $ 7,606 $ 5,898

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from December 16, 2017 through March 31, 2018	Period from October 1, 2017 through December 15, 2017	Six months ended March 31, 2018	Six months ended March 31, 2017
Net cash provided by (used for):				
Net income (loss)	$ 107	$ 2,977	$ 3,084	$ (111)
Adjustments to net income (loss) for non-cash items	(79)	(3,410)	(3,489)	274
Changes in operating assets and liabilities	66	19	85	(110)
Operating activities	94	(414)	(320)	53
Investing activities	(147)	8	(139)	(109)
Financing activities	(11)	(102)	(113)	492
Effect of exchange rate changes on cash and cash equivalents	9	(2)	7	(8)
Net (decrease) increase in cash and cash equivalents	(55)	(510)	(565)	428
Cash and cash equivalents at beginning of period	366	876	876	336
Cash and cash equivalents at end of period	$ 311	$ 366	$ 311	$ 764

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor			Predecessor	Change			Successor	Predecessor			Predecessor	
	Three Months Ended			Three months ended				Period from	Period from		Q118	Three Months Ended	
	March 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP March 31, 2018	March 31, 2017	Amount	Pct.	Pct., net of FX impact	Dec. 16, 2017 through Dec. 31, 2017	Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting	Non-GAAP Combined Results	Sept. 30, 2017	June 30, 2017
Revenue by Segment													
Total ECS product revenue	$ 317	$ -	$ 317	$ 348	$ (31)	-9%	-11%	$ 77	$ 253	$ -	$ 330	$ 343	$ 345
AGS	440	-	440	456	(16)	-4%	-5%	94	351	-	445	447	458
Unallocated amounts	(85)	85	-	-	-	n/a	n/a	(23)	-	23	-	-	-
Total revenue	$ 672	$ 85	$ 757	$ 804	$ (47)	-6%	-18%	$ 148	$ 604	$ 23	$ 775	$ 790	$ 803
Revenue by Geography													
U.S	$ 333	$ 76	$ 409	$ 450	$ (41)	-9%	-9%	$ 71	$ 331	$ 23	$ 425	$ 447	$ 435
International:													
EMEA	191	6	197	202	(5)	-2%	-8%	42	166	-	208	194	204
APAC - Asia Pacific	80	3	83	77	6	8%	5%	19	57	-	76	79	88
Americas International - Canada and Latin America	68	-	68	75	(7)	-9%	-11%	16	50	-	66	70	76
Total International	339	9	348	354	(6)	-2%	-6%	77	273	-	350	343	368
Total revenue	$ 672	$ 85	$ 757	$ 804	$ (47)	-6%	-8%	$ 148	$ 604	$ 23	$ 775	$ 790	$ 803

Revision of Prior Period Amounts

During the second quarter of fiscal 2018 ended March 31, 2018, the company identified and corrected a cut-off error as of December 15, 2017, the date the company emerged from Chapter 11 proceedings, related to an understatement of cash and a corresponding overstatement of accounts receivable of $26 million. These accounts were correctly reported as of December 31, 2017. Because of the application of fresh start accounting as of December 15, 2017, Stockholder's Equity and Goodwill were also each understated by the same amount but not corrected as of December 31, 2017. The company determined that these errors were not material and corrected the errors in the applicable period of the consolidated financial statements included elsewhere in this release and will correct them in the March 31, 2018 Form 10-Q. Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017, combined six month period ending March 31, 2018 and financial measures labeled as “non-GAAP” or “adjusted.” Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017 or March 31, 2018 as applicable, separately, management reviews the company’s operating results for the three and six months ended December 31, 2017 and March 31, 2018 by combining the results of these two periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income when combined for the three and six months ended December 31, 2017 and March 31, 2018, respectively, provide meaningful comparisons to other periods and are useful in identifying current business trends. We also present the measures non-GAAP revenue, non-GAAP gross margin and non-GAAP operating income, as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for comparisons to prior periods because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non- GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and Adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. We do not provide a forward-looking reconciliation of expected third quarter of fiscal 2018 Adjusted EBITDA, Non-GAAP operating income or Non-GAAP revenue guidance as the amount of significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) Successor Predecessor Successor Predecessor Predecessor Three Three Period from Period from months months December 16, October 1, Six months ended ended 2017 through 2017 through ended March 31, March 31, March 31, December 15, March 31, 2018 2017 2018 2017 2017 Net (loss) income $ (130) $ (8) $ 107 $ 2,977 $ (111) Interest expense 47 38 56 14 212 Interest income (1) (1) (1) (2) (1) (Benefit from) provision for income taxes (9) (19) (255) 459 (16) Depreciation and amortization 123 88 145 31 178 EBITDA 30 98 52 3,479 262 Impact of fresh start accounting adjustments 86 - 113 - - Restructuring charges, net 40 4 50 14 14 Advisory fees 4 14 12 3 65 Acquisition-related costs 7 - 7 - - Reorganization items, net - 42 - (3,416) 42 Share-based and other compensation 5 4 6 - 6 Loss on disposal of long-lived assets 2 - 2 1 - Costs in connection with certain legal matters - - - 37 - Change in fair value of warrant liability 10 - 15 - - Foreign currency gains, net 3 12 1 - 1 Pension/OPEB/nonretirement postemployment benefits and long-term disability costs - 25 - 17 46 Other - - - - 1 Adjusted EBITDA $ 187 $ 199 $ 258 $ 135 $ 437

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor Three Months Ended March 31, 2018	Successor Period from Dec. 16, 2017 through Dec. 31, 2017	Predecessor Period from Oct. 1, 2017 through Dec. 15, 2017	Q118 Non-GAAP Combined Results	Predecessor Three Months Ended Sept. 30 2017	Predecessor Three Months Ended June 30 2017	Predecessor Three Months Ended Mar. 31 2017
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin							
Gross Profit	$ 323	$ 78	$ 362	$ 440	$ 496	$ 493	$ 484
Gross Margin	48.1%	52.7%	59.9%	58.5%	62.8%	61.4%	60.2%
Items excluded:							
Adj. for fresh start accounting	106			29	-	-	-
Amortization of technology intangible assets	41			10	4	5	6
Loss on disposal of long-lived assets	2			-	-	-	-
Non-GAAP Gross Profit	$ 472			$ 479	$ 500	$ 498	$ 490
Non-GAAP Gross Margin	62.4%			61.8%	63.3%	62.0%	60.9%
Reconciliation of Non-GAAP Operating Income							
Operating (Loss) Income	$ (89)	$ 2	$ 36	$ 38	$ 69	$ (43)	$ 75
Percentage of Revenue	-13.2%	1.4%	6.0%	5.1%	8.7%	-5.4%	9.3%
Items excluded:							
Adj. for fresh start accounting	107			33	-	-	-
Amortization of intangible assets	81			27	38	62	62
Restructuring charges, net	40			24	8	8	4
Acquisition-related costs	7			-	-	-	-
Loss on disposal of long-lived assets	2			1	-	-	-
Impairment charges	-			-	-	120	-
Advisory fees	4			11	3	18	14
Share-based compensation	5			1	1	4	4
Costs in connection with certain legal matters	-			37	64	-	-
Non-GAAP Operating Income	$ 157			$ 172	$ 183	$ 169	$ 159
Non-GAAP Operating Margin	20.7%			22.2%	23.2%	21.0%	19.8%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor	Successor	Predecessor		Predecessor		
	Three Months Ended March 31, 2018	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Q118 Non-GAAP Combined Results	Three Months Ended Sept. 30, 2017	Three Months Ended June 30, 2017	Three Months Ended Mar. 31, 2017
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products							
Revenue	$ 293	$ 71	$ 253	$ 324	$ 343	$ 345	$ 348
Costs	110	33	84	117	104	121	125
Amortization of technology intangible assets	41	7	3	10	4	5	6
GAAP Gross Profit	142	31	166	197	235	219	217
GAAP Gross Margin	48.5%	43.7%	65.6%	60.8%	68.5%	63.5%	62.4%
Items excluded:							
Adj. for fresh start accounting	32			7	-	-	-
Amortization of technology intangible assets	41			10	4	5	6
Loss on disposal of long-lived assets	1			-	-	-	-
Non-GAAP Gross Profit	$ 216			$ 214	$ 239	$ 224	$ 223
Non-GAAP Gross Margin	68.1%			64.8%	69.7%	64.9%	64.1%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services							
Revenue	$ 379	$ 77	$ 351	$ 428	$ 447	$ 458	$ 456
Costs	198	30	155	185	186	184	189
GAAP Gross Profit	181	47	196	243	261	274	267
GAAP Gross Margin	47.8%	61.0%	55.8%	56.8%	58.4%	59.8%	58.6%
Items excluded:							
Adj. for fresh start accounting	74			22	-	-	-
Loss on disposal of long-lived assets	1			-	-	-	-
Non-GAAP Gross Profit	$ 256			$ 265	$ 261	$ 274	$ 267
Non-GAAP Gross Margin	58.2%			59.6%	58.4%	59.8%	58.6%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended March 31, 2018
(Unaudited; in millions)

	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Loss on Disposal of Long-lived Assets	Share-based and Other Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	Q217 GAAP Results	Q217 Non-GAAP Results
Revenue												
Products	$ 293	$ 24	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 317	$ 348	$ 348
Services	379	61	-	-	-	-	-	-	-	440	456	456
	672	85	-	-	-	-	-	-	-	757	804	804
Costs												
Products:												
Costs	110	(8)	-	-	-	(1)	-	-	-	101	125	125
Amortization of technology intangible assets	41	-	(41)	-	-	-	-	-	-	-	6	-
Services	198	(13)	-	-	-	(1)	-	-	-	184	189	189
	349	(21)	(41)	-	-	(2)	-	-	-	285	320	314
GROSS PROFIT	323	106	41	-	-	2	-	-	-	472	484	490
OPERATING EXPENSES												
Selling, general and administrative	282	(1)	-	-	(7)	-	(5)	(4)	-	265	292	274
Research and development	50	-	-	-	-	-	-	-	-	50	57	57
Amortization of intangible assets	40	-	(40)	-	-	-	-	-	-	-	56	-
Restructuring charges, net	40	-	-	(40)	-	-	-	-	-	-	4	-
	412	(1)	(40)	(40)	(7)	-	(5)	(4)	-	315	409	331
OPERATING (LOSS) INCOME	(89)	107	81	40	7	2	5	4	-	157	75	159
Interest expense	(47)	-	-	-	-	-	-	-	-	(47)	(38)	(38)
Other (expense) income, net	(3)	-	-	-	-	-	-	-	12	9	(22)	(11)
Reorganization items, net	-	-	-	-	-	-	-	-	-	-	(42)	-
(LOSS) INCOME BEFORE INCOME TAXES	$ (139)	$ 107	$ 81	$ 40	$ 7	$ 2	$ 5	$ 4	$ 12	$ 119	$ (27)	$ 110

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